Exhibit 10.20

AMENDMENT NO. 1 TO

STRATEGIC PARTNERSHIP AGREEMENT

THIS AMENDMENT NO. 1 TO STRATEGIC PARTNERSHIP AGREEMENT is entered into as of the 11th of August, 2005 by and between MathStar, Inc., a Minnesota corporation (“MathStar”), and Valley Technologies, Inc., a Pennsylvania corporation (“VTI”).

RECITALS

WHEREAS, MathStar, VTI and Gerald Petrole entered into a Strategic Partnership Agreement dated as of October 8, 2005 (the “Original Agreement”) for the purpose of having VTI develop and support products, algorithms and applications for MathStar’s FPOAs;

WHEREAS, effective on June 10, 2005, MathStar’s board of directors and shareholders approved a three-for-one reverse stock split of its Common Stock (the “Stock Split”);

WHEREAS, as provided in Section 3.1.1 of the Original Agreement, MathStar was to grant the VTI Employee Warrants to purchase a total of 500,000 shares of its Common Stock to the VTI Employees (equal to approximately 166,667 shares of Common Stock after the Stock Split) with an exercise price of $2.00 per share (equal to $6.00 per share after the Stock Split);

WHEREAS, to date, MathStar has granted VTI Employee Warrants to the VTI Employees to purchase a total of 86,670 shares of Common Stock, and it must grant in the future VTI Employee Warrants to the VTI Employees to purchase a total of 79,997 shares of Common Stock, as such numbers of shares have been adjusted for the Stock Split; and

WHEREAS, the Parties want to amend the Original Agreement to change the exercise price of the VTI Employee Warrants to be granted after the date of this Amendment No. 1 to $2.10 before the Stock Split and $6.30 after the Stock Split.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises contained in the Original Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MathStar and VTI hereby agree as follows:

1.             Section 3.1.1 of the Original Agreement is hereby amended to provide that the exercise price of the VTI Employee Warrants to be granted by MathStar after the date of this Amendment No. 1 to purchase a total of 79,997 shares of Common Stock after the Stock Split shall be $6.30 per share after the Stock Split.

2.             Except as amended by this Amendment No. 1 to Strategic Partnership Agreement, the Original Agreement shall remain in full force and effect.

3.             All capitalized terms used and not otherwise defined in this Amendment No. 1 to Strategic Partnership Agreement shall have the respective meanings ascribed to them in the Original Agreement.

IN WITNESS WHEREOF, this Amendment No. 1 to Strategic Partnership Agreement is executed by the duly authorized representatives of the Parties as of the date first set forth above.

MathStar, Inc.	Valley Technologies, Inc.

/s/ Douglas M. Pihl	/s/ Gerald Petrole Sr.
Signature	Signature

Douglas M. Pihl	Gerald Petrole Sr.
Named Types or Printed	Name Typed or Printed

President & CEO	President/CEO
Title Typed or Printed	Title Typed or Printed